Exhibit 10.13

INDEMNITY AGREEMENT

This Indemnity Agreement (this “Agreement”) is made as of _____________________ between TPCO Holding Corp. (the “Company”), a Company incorporated under the laws of the Province of British Columbia, and ______________________________ (the “Indemnitee”).

NOW, THEREFORE, in consideration of the Indemnitee agreeing to serve or continue to serve as a director or officer of the Company, and having regard to the premises and the covenants and agreements contained herein, the receipt and sufficiency of which are acknowledged by the parties, the parties agree as follows:

1.	In this Agreement:

(a)

“Associated Corporation” means (i) a corporation that is or was an affiliate of the Company; (ii) a corporation that the Indemnitee is or was a director or officer at the request of the Company; or (iii) a partnership, trust, joint venture or other unincorporated entity that the Indemnitee is or was, or holds or held a position equivalent to that of, a director or officer at the request of the Company.

(b)	“Eligible Penalty” means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an Eligible Proceeding.

(c)

“Eligible Proceeding” means a proceeding in which the Indemnitee or any of the heirs and personal or other legal representatives of the Indemnitee, by reason of the Indemnitee being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the Company or an Associated Corporation (i) is or may be joined as a party, or (ii) is or may be liable for or in respect of a judgment, penalty or fine in, or Expenses related to, the Proceeding.

(d)	“Expenses” includes costs, charges and expenses, including legal and other fees, but does not include judgments, penalties, fines or amounts paid in settlement of a Proceeding.

(e)	“Proceeding” includes any legal proceeding or investigative action, whether current, threatened, pending or completed.

2.	The Company will:

(a)	indemnify the Indemnitee against all Eligible Penalties to which the Indemnitee is or may be liable; and

(b)	after the final disposition of an Eligible Proceeding, pay the Expenses actually and reasonably incurred by the Indemnitee in respect of that Eligible Proceeding;

provided, that:

(c)	the Indemnitee acted honestly and in good faith with a view to the best interests of the Company or the Associated Corporation, as the case may be; and

(d)

in the case of an Eligible Proceeding other than a civil Proceeding, the Indemnitee had reasonable grounds for believing that his or her conduct in respect of which the Proceeding was brought was lawful.

3.    For the purposes of Section 2, the termination of any Eligible Proceeding by judgment, order, settlement, conviction or similar or other result will not, of itself, create a presumption either that the Indemnitee did not act honestly and in good faith with a view to the best interests of the Company or the Associated Corporation, as the case may be, or that, in the case of an Eligible Proceeding other than a civil Proceeding, the Indemnitee did not have reasonable grounds for believing that his or her conduct in respect of which the Proceeding was brought was lawful.

4.    In respect of an Eligible Proceeding brought by or on behalf of the Company or by or on behalf of an Associated Corporation, to which the Indemnitee is made a party by reason of being or having been a director or officer of the Company or the Associated Corporation, the Company will make application to the court for an order (a) that the Company indemnify the Indemnitee against any liability incurred by the Indemnitee in respect of the Eligible Proceeding; (b) that the Company pay some or all of the Expenses incurred by the Indemnitee in respect of the Eligible Proceeding; (c) for the enforcement of, or for payment under, an agreement of indemnification entered into by the Company; (d) that the Company pay some or all of the Expenses actually and reasonably incurred by the Indemnitee in obtaining such court order; or (e) as may be considered appropriate by the court.

5.    Notwithstanding anything in this Agreement, the Company will pay the Expenses actually and reasonably incurred by the Indemnitee in respect of that Eligible Proceeding provided that (a) the Indemnitee has not been reimbursed for those Expenses; (b) the Indemnitee was wholly successful, on the merits or otherwise, in the outcome of the Eligible Proceeding or is substantially successful on the merits in the outcome of the Eligible Proceeding; (c) the Indemnitee acted honestly and in good faith with a view to the best interests of the Company or the Associated Corporation, as the case may be; and (d) in the case of an Eligible Proceeding other than a civil Proceeding, the Indemnitee had reasonable grounds for believing that his or her conduct in respect of which the Proceeding was brought was lawful.

6.    Subject as hereinafter provided, the Company will pay all Expenses actually and reasonably incurred, and as they are incurred, by the Indemnitee in respect of an Eligible Proceeding, in advance of the final disposition of the Eligible Proceeding, provided that the Company first receives from the Indemnitee a written undertaking that, if it is ultimately determined that the payment of Expenses is prohibited by section 163 of the Business Corporations Act (British Columbia) (the “Act”), the Indemnitee will repay the amounts advanced.

7.    The intention of the parties is to provide the Indemnitee with indemnification to the fullest extent permitted by the Act and, in the event that such statute is amended or replaced, or the Company continues under another statute, and a broader scope of indemnification (including, without limitation, the deletion or limiting of one or more of the conditions to the applicability of indemnification) is permitted or allowed, such provision hereof required to be amended to accomplish such intention will be deemed to be amended concurrently with the amendment to, or replacement of, the statute, or continuance under another statute, so as to provide such broader indemnification.

8.    Each party agrees to do all such things and take all such actions as may be necessary or desirable to give full force and effect to the matters contemplated by this Agreement. No amendment to this Agreement will be valid or binding unless set forth in writing and executed by both the Company and the Indemnitee.

9.    This Agreement will not operate to abridge or exclude any other rights, in law or in equity, to which an Indemnitee may be entitled by operation of law or under any statute, articles of the Company, agreement, vote of shareholders of the Company, vote of disinterested directors of the Company or otherwise.

10.    The right to be indemnified or to the reimbursement or advancement of Expenses pursuant to this Agreement is intended to be retroactive and shall be available with respect to events occurring prior to the execution hereof. For greater certainty, this Agreement shall be effective as and from the first day that the Indemnitee became or became a director or an officer of the Company or an Associated Corporation or began serving in a capacity similar thereto for the Company or an Associated Corporation.

11.    This Agreement and the benefit and obligation of all covenants herein contained will enure to the benefit of and be binding upon the heirs, executors, administrators, legal personal representatives and successors and assigns of each of the parties.

12.    This Agreement will be governed by, and construed in accordance with, the laws of the Province of British Columbia and the laws of Canada applicable therein, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws.

13.    This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf), or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

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IN WITNESS WHEREOF this Agreement has been executed by the parties as of the date first written above.

TPCO HOLDING CORP.

By:
Name:		Name:
Title:	Chief Executive Officer

[Signature Page to Indemnification Agreement]